Exhibit 99.(s)

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

(A registered investment company)

POWER OF ATTORNEY

Each of the undersigned hereby authorizes Karen Regan and John G. Popp, each with full power to act without the other, as attorney-in-fact to sign on his or her behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto a registration statement on Form N-2 (including amendments thereto) with respect to Credit Suisse Asset Management Income Fund, Inc. (the “Fund”).

This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the President or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By:	/s/Steven N. Rappaport	10/17/12
Steven N. Rappaport		Date
Director and Chairman of the Board

By:	/s/Terry F. Bovarnick	10/18/12
Terry F. Bovarnick		Date
Director

By:	/s/James Cattano	10/19/12
James Cattano		Date
Director

By:	/s/Lawrence J. Fox	10/17/12
Lawrence J. Fox		Date
Director

By:	/s/Enrique R. Arzac	10/23/12
Enrique R. Arzac		Date
Director